UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

Estrella Immunopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40608	86-1314502
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

5858 Horton Street, Suite 170 Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

(510) 318-9098

(Registrant’s telephone number, including area code)

TradeUP Acquisition Corp.

437 Madison Avenue, 27th Floor,

New York, New York 10022

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ESLA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	ESLAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging  growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Overview

Business Combination

On September 29, 2023 (the “Closing Date”), TradeUP Acquisition Corp., a Delaware corporation (“UPTD”) consummated the previously announced business combination pursuant to the terms of the Agreement and Plan of Merger, dated as of September 30, 2022 (the “Merger Agreement”), by and among UPTD, Tradeup Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of UPTD (“Merger Sub”), and Estrella Biopharma, Inc., a Delaware corporation (“Estrella”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Estrella, with Estrella surviving as a wholly-owned subsidiary of UPTD (the “Surviving Company”) (such transaction, the “Merger”). The Merger and other transactions contemplated therein is collectively referred to as the “Business Combination” herein. This Current Report on Form 8-K references and incorporates by reference certain sections in New Estrella’s (as defined below) definitive proxy statement/final prospectus dated as of, and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on July 11, 2023 (the “Proxy Statement/Prospectus”).

At the special meeting of UPTD stockholders held on July 31, 2023 (the “Special Meeting”), UPTD stockholders considered and adopted, among other matters, the Merger Agreement and the other proposals related thereto described in the Proxy Statement/Prospectus.

In accordance with the terms and subject to the conditions of the Merger Agreement:

●	immediately prior to the effective time of the Business Combination (the “Effective Time”), each share of Series A Preferred Stock of Estrella (the “Series A Preferred Stock”) and Series AA Preferred Stock of Estrella (the “Series AA Preferred Stock,” and together with the Series A Preferred Stock, the “Estrella Preferred Stock”) that was issued and outstanding immediately prior to the Effective Time was automatically converted into a number of shares of Estrella Common Stock in accordance with the certificate of incorporation of Estrella;

●	at the Effective Time, stockholders of Estrella collectively received from UPTD, in the aggregate, a number of newly issued shares of common stock of New Estrella (as defined below), par value $0.0001 per share (“Common Stock”) equal to: (i) $325,000,000 (the “Merger Consideration”), divided by (ii) $10.00 per share (such shares of Common Stock is referred as “Merger Consideration Shares”) in consideration of converting their shares of common stock of Estrella, par value $0.0001 per share (the “Estrella Common Stock”);

●	at the Effective Time, each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time are no longer outstanding and thereupon were converted into and become one validly issued fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Company and all such shares constituted the only outstanding shares of capital stock of the Surviving Company as of immediately following the Effective Time.

Following the closing of the Business Combination (the “Closing”), UPTD changed its corporate name to Estrella Immunopharma, Inc. (“New Estrella”). The units of UPTD (the “UPTD Units”) previously traded on Nasdaq were automatically separated into their component securities without any action needed to be taken on the part of the holders of such units and are no longer traded on Nasdaq following the Closing. On October 2, 2023, one business day after the Closing Date, the Common Stock and warrants of New Estrella became listed on the Nasdaq Capital Market (“Nasdaq”) under trading symbols “ESLA” and “ESLAW,” respectively.

Shares outstanding as presented in the unaudited pro forma condensed combined financial statements attached hereto as Exhibit 99.1 include 32,500,000 shares of Common Stock issued to Estrella stockholders, 281,532 shares of Common Stock held by UPTD public stockholders (reflecting the Redemption as defined under Item 2.01), 1,000,000 shares of Common Stock issued to PIPE Investors (as defined below) and 1,419,700 shares held by UPTD’s initial stockholders.

On the Closing Date and after giving effect to the Transactions (as defined under Item 2.01 herein) and the Redemption, the officers and directors of New Estrella and affiliated entities beneficially owned approximately 92.3% of the outstanding shares of Common Stock, and the former security holders of UPTD beneficially owned approximately 4.8% of the outstanding shares of Common Stock.

New Estrella received gross proceeds of approximately $23.11 million in connection with the Business Combination, which included $9.75 million in gross proceeds raised through sales of Estrella Series A preferred stock immediately prior to the effective time of the Merger, $0.3 million raised through issuance of an unsecured promissory note by Estrella to a third party investor, funds held in UPTD’s trust account of $3.06 million (net of Redemptions in connection with the Special Meeting) and $10 million in gross proceeds from the PIPE Investment that closed concurrently with the consummation of the Business Combination. New Estrella expects the proceeds from this transaction, combined with cash on hand and Unsecured Note (as defined below), to fund operations into 2024.

A more detailed description of the Business Combination and the terms of the Merger Agreement is included in the Proxy Statement/Prospectus. The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by the full text of the Merger Agreement, which is filed as Exhibits 2.1 hereto and incorporated herein by reference.

PIPE Investments

As previously disclosed, on September 14, 2023, UPTD entered into subscription agreements (the “Subscription Agreements”) with each of Plentiful Limited, a Samoan limited company (“Plentiful Limited”) and Lianhe World Limited (“Lianhe World,” together with Plentiful Limited, collectively, the “PIPE Investors”). Concurrently with the Closing, UPTD issued 500,000 shares of Common Stock to each of Plentiful Limited and Lianhe World, respectively.

Within thirty days following the date of the Closing, each PIPE Investor will also be entitled to receive 704,819 shares of Common Stock. Within five days following the date that is 24 months following the Closing (the “24-Month Date”), if the VWAP of Common Stock for the fifteen trading days prior to the 24-Month Date (the “24-Month Date VWAP”) is less than $8.30, then each of them will be entitled to a number of shares of Common Stock equal to (i) (A) 8.30 minus (B) the 24-Month Date VWAP multiplied by (ii) (A) the number of Shares held by the Investor on the 24-Month Date minus (B) the number of Shares acquired by the Investor following the Closing divided by 10.00.

The foregoing description of the Subscription Agreements is a summary only and is qualified in its entirety by the full text of the Subscription Agreements, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Equity Line Agreements

On April 20, 2023, UPTD entered into a common stock purchase agreement (as amended on April 26, 2023 and from time to time, the “Common Stock Purchase Agreement”) and a related registration rights agreement (the “White Lion RRA”) with White Lion Capital LLC (“White Lion”).

Pursuant to the Common Stock Purchase Agreement, following the Closing, New Estrella has the right, but not the obligation to require White Lion to purchase, from time to time, up to the lesser of (i) $50,000,000 in aggregate gross purchase price of newly issued shares of Common Stock and (ii) the Exchange Cap (as defined below), in each case, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement.

New Estrella’s right to sell shares to White Lion will commence on the effective date of the Equity Line Shares Registration Statement (the “Commencement”) and extend until December 31, 2024. During such term, subject to the terms and conditions of the Common Stock Purchase Agreement, New Estrella may notify White Lion when New Estrella exercises its right to sell shares (the effective date of such notice, a “Notice Date”).

The purchase price to be paid by White Lion for any Equity Line Shares will equal (i) until an aggregate of $25,000,000 in shares have been purchased under the Common Stock Purchase Agreement, 97% of the lowest daily volume-weighted average price of Common Stock during the three consecutive trading days following the Notice Date, and (ii) thereafter, 98% of the lowest daily volume-weighted average price of Common Stock during the three consecutive trading days following the Notice Date.

The Common Stock Purchase Agreement will terminate automatically on the earliest of (i) December 30, 2024; (ii) the date when White Lion buys all the Equity Line Shares it agreed to buy under the Common Stock Purchase Agreement; or (iii) the date when New Estrella files for bankruptcy, has a bankruptcy case filed against it, has a custodian appointed for it or its property, or assigns its assets to its creditors.

In consideration for the commitments of White Lion, Estrella issued to White Lion, immediately prior to the Closing, an aggregate of 250,000 shares of Series A Preferred Stock, which the parties have acknowledged has a value of $250,000 (the “Commitment Fee”) pursuant to the Series A Preferred Stock Purchase Agreement (the “Joinder”), pursuant to which Estrella issued the 250,000 shares of Series A Preferred Stock comprising the Commitment Fee immediately prior to Closing. Additionally, pursuant to the Joinder, White Lion purchased 500,000 shares of Series A Preferred Stock for $500,000 in cash immediately prior to the Closing. The 750,000 shares of Series A Preferred Stock issued to White Lion automatically converted into 750,000 shares of Common Stock immediately prior to the Effective Time and then into Merger Consideration Shares based on the exchange ratio determined by the total number of shares of Estrella Common Stock outstanding at the Effective Time in accordance with the Merger Agreement.

Concurrently with the Common Stock Purchase Agreement, UPTD entered into the White Lion RRA with White Lion in which, within 30 days following the Closing, New Estrella will file an Equity Line Shares Registration Statement with the SEC covering the resale by White Lion of the maximum number of Equity Line Shares permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations.

The foregoing descriptions of the Common Stock Purchase Agreement is a summary only and a is qualified in its entirety by the full text of the Common Stock Purchase Agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Estrella Biopharma Series A Purchase Agreements

Lianhe World Limited

On July 31, 2023, Lianhe World Limited (“Lianhe World”) executed a joinder to the Series A Preferred Stock Purchase Agreement, thereby becoming a “Purchaser” under the Estrella Series A Purchase Agreement. Pursuant to the Estrella Series A Purchase Agreement, Lianhe World purchased 1,520,000 shares of Series A Preferred Stock for $1,520,000 in cash immediately prior to the closing of the Business Combination. Accordingly, the Series A Preferred Stock issued to Lianhe World have the same terms and conditions as the Series A Preferred Stock issued under the Estrella Series A Purchase Agreement.

The 1,520,000 shares of Series A Preferred Stock issued to Lianhe World then automatically converted into 1,520,000 shares of Estrella Common Stock immediately prior to the Effective Time and then into Merger Consideration Shares based on the exchange ratio determined by dividing the Merger Consideration Shares by the total number of shares of Estrella Common Stock outstanding at the Effective Time in accordance with the Merger Agreement.

CoFame Investment Holding LLC

On July 31, 2023, CoFame Investment Holding LLC (“CoFame”) executed a joinder to the Series A Preferred Stock Purchase Agreement, thereby becoming a “Purchaser” under the Estrella Series A Purchase Agreement. Pursuant to the Estrella Series A Purchase Agreement, CoFame purchased 1,000,000 shares of Series A Preferred Stock for $1,000,000 in cash immediately prior to the closing of the Business Combination. Accordingly, the Series A Preferred Stock issued to CoFame have the same terms and conditions as the Series A Preferred Stock issued under the Estrella Series A Purchase Agreement.

The 1,000,000 shares of Series A Preferred Stock issued to CoFame then automatically converted into 1,000,000 shares of Estrella Common Stock immediately prior to the Effective Time and then into Merger Consideration Shares based on the exchange ratio determined by dividing the Merger Consideration Shares by the total number of shares of Estrella Common Stock outstanding at the Effective Time in accordance with the Merger Agreement.

US Tiger

On July 31, 2023, US Tiger Securities, Inc. (“US Tiger”) executed a joinder to the Series A Preferred Stock Purchase Agreement, thereby becoming a “Purchaser” under the Estrella Series A Purchase Agreement. Pursuant to the Estrella Series A Purchase Agreement, US Tiger purchased 730,000 shares of Series A Preferred Stock for $730,000 in cash immediately prior to the closing of the Business Combination. Accordingly, the Series A Preferred Stock issued to US Tiger have the same terms and conditions as the Series A Preferred Stock issued under the Estrella Series A Purchase Agreement.

The 730,000 shares of Series A Preferred Stock issued to US Tiger then automatically converted into 730,000 shares of Estrella Common Stock immediately prior to the Effective Time and then into Merger Consideration Shares based on the exchange ratio determined by dividing the Merger Consideration Shares by the total number of shares of Estrella Common Stock outstanding at the Effective Time in accordance with the Merger Agreement.

Smart Crest

On July 31, 2023, Smart Crest International Limited (“Smart Crest”) executed a joinder to the Series A Preferred Stock Purchase Agreement, thereby becoming a “Purchaser” under the Estrella Series A Purchase Agreement. Pursuant to the Estrella Series A Purchase Agreement, Smart Crest purchased 2,000,000 shares of Series A Preferred Stock for $2,000,000 in cash immediately prior to the closing of the Business Combination. Accordingly, the Series A Preferred Stock issued to Smart Crest have the same terms and conditions as the Series A Preferred Stock issued under the Estrella Series A Purchase Agreement.

The 2,000,000 shares of Series A Preferred Stock issued to Smart Crest then automatically converted into 2,000,000 shares of Estrella Common Stock immediately prior to the Effective Time and then into Merger Consideration Shares based on the exchange ratio determined by dividing the Merger Consideration Shares by the total number of shares of Estrella Common Stock outstanding at the Effective Time in accordance with the Merger Agreement.

Yangbing Xiao

On July 31, 2023, Yangbing Xiao (“Xiao”) executed a joinder to the Series A Preferred Stock Purchase Agreement, thereby becoming a “Purchaser” under the Estrella Series A Purchase Agreement. Pursuant to the Estrella Series A Purchase Agreement, Xiao purchased 2,000,000 shares of Series A Preferred Stock for $2,000,000 in cash immediately prior to the closing of the Business Combination. Accordingly, the Series A Preferred Stock issued to Xiao have the same terms and conditions as the Series A Preferred Stock issued under the Estrella Series A Purchase Agreement.

The 2,000,000 shares of Series A Preferred Stock issued to Xiao then automatically converted into 2,000,000 shares of Estrella Common Stock immediately prior to the Effective Time and then into Merger Consideration Shares based on the exchange ratio determined by dividing the Merger Consideration Shares by the total number of shares of Estrella Common Stock outstanding at the Effective Time in accordance with the Merger Agreement.

Yuandong Wang

On July 31, 2023, Yuandong Wang (“Wang”) executed a joinder to the Series A Preferred Stock Purchase Agreement, thereby becoming a “Purchaser” under the Estrella Series A Purchase Agreement. Pursuant to the Estrella Series A Purchase Agreement, Wang purchased 2,000,000 shares of Series A Preferred Stock for $2,000,000 in cash immediately prior to the closing of the Business Combination. Accordingly, the Series A Preferred Stock issued to Wang have the same terms and conditions as the Series A Preferred Stock issued under the Estrella Series A Purchase Agreement.

The 2,000,000 shares of Series A Preferred Stock issued to Wang then automatically converted into 2,000,000 shares of Estrella Common Stock immediately prior to the Effective Time and then into Merger Consideration Shares based on the exchange ratio determined by dividing the Merger Consideration Shares by the total number of shares of Estrella Common Stock outstanding at the Effective Time in accordance with the Merger Agreement.

The foregoing descriptions of the Joinders to the Estrella Series A Purchase Agreement are summaries only and are qualified in their entirety by the full text of the Joinders to the Estrella Series A Purchase Agreement for Lianhe World, CoFame, US Tiger, Smart Crest, Xiao and Wang, which are filed as Exhibit 10.4, Exhibit 10.5, Exhibit 10.6, Exhibit 10.7, Exhibit 10.8 and Exhibit 10.9, respectively, hereto and incorporated herein by reference.

Estrella Biopharma Stock Transfer Agreements

Immediately prior to the Closing, as an inducement for certain purchasers to enter into the Series A Preferred Stock Purchase Agreement, Cheng Liu, Jiandong (Peter) Xu and Qian (Vicky) Yang transferred in aggregate 10,642,569 shares of Estrella Common Stock issued under their vested employee options to those purchasers pursuant to certain Stock Transfer Agreements dated September 18, 2023 (the “Stock Transfer Agreements”).

The foregoing descriptions of the Stock Transfer Agreements are summaries only and are qualified in their entirety by the full text of the Stock Transfer Agreements, which are filed as Exhibit 10.10, Exhibit 10.11 and Exhibit 10.12, respectively, hereto and incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement

Indemnification Agreements

On the Closing Date, New Estrella entered into indemnification agreements with each of its directors and officers. The indemnification agreements require New Estrella to indemnify its directors and officers for certain reasonable expenses, including attorneys’ fees and retainers, court costs, witness and expert costs, incurred by a director or officer in any action or proceeding and any appeal to an action or proceeding arising out of their services as directors or executive officers of New Estrella and any other company or enterprise to which the person provides services at the request of New Estrella.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is filed as Exhibit 10.13 hereto and incorporated herein by reference.

Estrella Immunopharma, Inc. 2023 Omnibus Incentive Plan

At the Special Meeting, among other things, UPTD stockholders approved to adopt the Estrella Immunopharma, Inc. 2023 Omnibus Incentive Plan (the “Incentive Plan”), which became effective on the Closing Date.

The Incentive Plan is administered by the plan administrator, who is the Board of Directors of New Estrella (“New Estrella Board”) or a committee that the New Estrella Board designates (“committee”). The plan administrator has the power to determine, among other items, the terms of the awards granted under the Incentive Plan, including the exercise price, the number of shares subject to each award (and the class of shares), and the exercisability and vesting terms of the awards. The plan administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Incentive Plan. All decisions made by the administrator pursuant to the provisions of the Incentive Plan will be final, conclusive, and binding.

A total number of shares of Common Stock equal to 10% of the outstanding shares of Common Stock at the Closing, will be available for grant under the Incentive Plan. Upon the Closing, 3,520,123 shares of Common Stock became authorized for issuance under the Incentive Plan as of the Closing Date, with such amount equal to 10% of the outstanding shares of Common Stock.

A more complete summary of the terms of the Incentive Plan is included in the Proxy Statement/Prospectus in the section titled “Proposal 6: The Incentive Plan Proposal” (beginning on page 184). That summary and the foregoing description of the Incentive Plan are qualified in their entirety by reference to the full text of the Incentive Plan, which is filed as Exhibit 10.14 hereto and incorporated herein by reference.

Item 2.01. Completion of Acquisition of Disposition of Assets

The disclosure set forth in the “Introductory Note” above is incorporated by reference in Item 2.01 of this Current Report on Form 8-K. A more complete summary of the material provisions of the Business Combination Agreement is included in the Proxy Statement/Prospectus in the section titled “Proposal 1: The Business Combination —Summary of Merger Agreement” (beginning on page 152). That summary and the description of the Merger Agreement included in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of the Merger Agreement, which is filed as Exhibits 2.1 hereto and incorporated herein by reference.

UPTD held the Special Meeting on July 31, 2023. At the Special Meeting, UPTD stockholders considered and adopted, among other matters, the Merger Agreement, including approval of the Business Combination and other transactions contemplated by the Merger Agreement and related agreements described in the Proxy Statement/Prospectus. In connection with the Special Meeting, certain UPTD stockholders exercised their right to redeem 467,122 shares of Common Stock for cash at a price of $10.86 per share for an aggregate cash payment of approximately $5.07 million (collectively, the “Redemption”), which was paid out of the trust account of UPTD.

On the Closing Date, the following transactions (collectively, the “Transactions”) were completed:

●	Merger Sub merged with and into Estrella, with Estrella surviving as a wholly-owned subsidiary of the New Estrella;

●	each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time are no longer outstanding and thereupon were converted into and become one validly issued fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Company and all such shares constituted the only outstanding shares of capital stock of the Surviving Company as of immediately following the Effective Time;

●	The UPTD Units were automatically separated into underlying Common Stock and UPTD Warrants and are no longer be traded on the open market following the Closing;

●	Estrella issued 500,000 shares of Series A Preferred Stock to White Lion for $500,000 and 250,000 shares of Series A Preferred Stock to White Lion as commitment fee pursuant to the Common Stock Purchase Agreement immediately prior to the Effective Time;

●	Estrella issued (i) 1,520,000 shares of Series A Preferred Stock were issued to Lianhe World for $1,520,000, (ii) 1,000,000 shares of Series A Preferred Stock were issued to CoFame for $1,000,000, (iii) 730,000 shares of Series A Preferred Stock were issued to Tiger for $730,000, (iv) 2,000,000 shares of Series A Preferred Stock were issued to Smart Crest for $2,000,000; (v) 2,000,000 shares of Series A Preferred Stock were issued to Xiao for $2,000,000 and (vi) 2,000,000 shares of Series A Preferred Stock were issued to Wang for $2,000,000, immediately prior to the Effective Time;

●

Cheng Liu, Jiandong (Peter) Xu and Qian (Vicky) Yang transferred an aggregate of 10,642,569 shares of Estrella Common Stock held by them immediately prior to the effective time of the merger under their vested employee options to Smart Crest, Xiao and Wang pursuant to the Stock Transfer Agreements. See “Estrella Biopharma Stock Transfer Agreements” above for additional detail;

●	Estrella issued an unsecured 30-day promissory note to Hongbin Zhang in the principal amount of $0.3 million with an interest rate of 12% per annum

●	Each share of Series A Preferred Stock and Series AA Preferred Stock that was issued and outstanding immediately prior to the Effective Time was automatically converted into a number of shares of Estrella Common Stock;

●	Each share of Estrella Common Stock was converted into 0.2407 shares of New Estrella Common Stock; and

●	UPTD issued 500,000 shares of Common Stock to each of Plentiful Limited and Lianhe World, respectively. See “PIPE Investments” section above for additional detail.

Shares outstanding as presented in the unaudited pro forma condensed combined financial statements attached hereto as Exhibit 99.1 include 32,500,000 shares of Common Stock issued to Estrella stockholders, 1,701,232 shares of Common Stock held by UPTD stockholders (reflecting the Redemption as defined under Item 2.01) and 1,000,000 shares of Common Stock issued to PIPE Investors.

On the Closing Date and after giving effect to the Transactions and the Redemption, the officers and directors of New Estrella and affiliated entities beneficially owned approximately 92.3% of the outstanding shares of Common Stock, and the former security holders of UPTD beneficially owned approximately 4.8% of the outstanding shares of Common Stock.

On October 2, 2023, the first business day after the Closing Date, Common Stock and warrants of New Estrella started to be listed on the Nasdaq under trading symbols “ESLA” and “ESLAW,” respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 29, 2023, Estrella issued an unsecured promissory note to Hongbin Zhang, in the aggregate principal amount of $300,000 (the “Unsecured Note”). Interest shall begin accruing on September 29, 2023 at a rate of 12% per annum until the outstanding amount has been paid in full. The Unsecured Note matures on October 30, 2023.

The foregoing description of the Unsecured Note is a summary only and is qualified in its entirety by the full text of the Unsecured Note, which is filed as Exhibit 10.15 hereto and incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if a predecessor registrant was a “shell company” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as New Estrella was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration on Form 10. As a result of the consummation of the Business Combination, New Estrella ceased to be a shell company. Accordingly, New Estrella, is providing the information below that would otherwise be included in a Form 10 if it were to file a Form 10. Note that the information provided below relates to New Estrella after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

On the Closing Date and after the consummation of the Business Combination, UPTD became a holding company whose only assets consist of equity interests in Estrella, its wholly-owned subsidiary.

Forward-Looking Statements

This Current Report on Form 8-K, and some of the information incorporated by reference, includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of New Estrella. These statements are based on the beliefs and assumptions of management of New Estrella. Although the management of New Estrella believes that their respective plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, they cannot assure you that New Estrella will achieve or realize such plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believe,” “estimate,” “expect,” “project,” “forecast,” “may,” “might,” “will,” “should,” “seek,” “plan,” “scheduled,” “possible,” “anticipate,” “intend,” “aim,” “aspire,” “strive,” or similar expressions. Forward-looking statements are not guarantees of performance. You should not place undue reliance on these statements, which speak only as of the date hereof. Forward-looking statements in this Current Report on Form 8-K may include, for example, statements about:

●	the projected financial information, anticipated growth rate, and market opportunities of New Estrella;

●	the ability to maintain the listing of Common Stock on Nasdaq following the Business Combination;

●	New Estrella’s public securities’ potential liquidity and trading;

●	New Estrella’s ability to raise financing in the future;

●	New Estrella’s success in retaining or recruiting, or changes required in, officers, key employees, or directors following the completion of the Business Combination;

●	potential effects of extensive government regulation;

●	New Estrella’s future financial performance and capital requirements;

●	the impact of supply chain disruptions;

●	high inflation rates and interest rate increases;

●	the impact of the 2022 Russian invasion of Ukraine;

●	the impact of the COVID-19 pandemic, including on preclinical studies and potential future clinical trials; and

●	factors relating to the business, operations, and financial performance of New Estrella, including:

●	New Estrella’s ability to operate as a standalone company;

●	the initiation, cost, timing, progress, and results of research and development activities, preclinical studies, or clinical trials with respect to New Estrella’s current and potential future product candidates;

●	New Estrella’s ability to advance research on EB103 and its use in conjunction with CF33-CD19t;

●	New Estrella’s ability to identify, develop, and commercialize product candidates;

●	New Estrella’s ability to advance its current and potential future product candidates into, and successfully complete, preclinical studies and clinical trials;

●	New Estrella’s or Eureka’s ability to obtain and maintain regulatory approval of New Estrella’s current and potential future product candidates, and any related restrictions, limitations, and/or warnings in the label of an approved product candidate;

●	New Estrella’s ability to obtain funding for its operations;

●	New Estrella’s and Eureka’s ability to obtain, maintain and enforce intellectual property protection for their technologies and product candidates;

●	New Estrella’s ability to successfully commercialize its current and any potential future product candidates;

●	the rate and degree of market acceptance of New Estrella’s current and any potential future product candidates;

●	regulatory developments in the United States and international jurisdictions;

●	New Estrella’s and Eureka’s ability to attract and retain key scientific and management personnel;

●	New Estrella’s ability to effectively manage the growth of its operations;

●	New Estrella’s ability to maintain its current licenses and contractual arrangements with Eureka;

●	potential liability lawsuits and penalties related to New Estrella’s licensed or acquired technologies, product candidates, and current and future relationships with third parties;

●	New Estrella’s ability to continue to contract with third-party suppliers and manufacturers and their ability to perform adequately under those arrangements; and

●	New Estrella’s ability to compete effectively with existing competitors and new market entrants.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Current Report on Form 8-K and in any document incorporated by reference herein are more fully described in the Proxy statement/Prospectus in the section titled “Risk Factors” (beginning on page 30). Such risk factors are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can New Estrella assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to New Estrella or to persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. New Estrella undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Business

The business of New Estrella is described in the Proxy Statement/Prospectus in the section titled “Information about Estrella” (beginning on page 216), which is incorporated herein by reference.

Risk Factors

The risk factors related to the business and operations of New Estrella are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” (beginning on page 30), which is incorporated herein by reference.

Properties

The properties of New Estrella are described in the Proxy Statement/Prospectus in the section titled “Information about Estrella — Facilities” (beginning on page 264), which is incorporated herein by reference.

Financial Information

Unaudited Condensed Consolidated Financial Statements and Audited Financial Statements of UPTD

The unaudited condensed consolidated financial statements of UPTD as of and for the three and six months ended June 30, 2023 and 2022 and the related notes are included in UPTD’s Quarterly Report on Form 10-Q, filed with the SEC on August 1, 2023, and are incorporated herein by reference. The audited financial statements of UPTD as of and for the year ended December 31, 2022 and the period from January 6, 2021 (inception) through December 31, 2021 and the related notes are included in the Proxy Statement/Prospectus (beginning on page F-23) and are incorporated herein by reference.

Audited Financial Statements of Estrella

The audited financial statements of Estrella as of June 30, 2023 and 2022, and for the year ended June 30, 2023, the period from March 30, 2022 (inception) through June 30, 2022, and the period from July 1, 2021 through March 29, 2022 (Predecessor) is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial information

The unaudited pro forma condensed combined balance sheet of New Estrella as of June 30, 2023 and the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2023 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operations of UPTD for the three and six months ended June 30, 2023 and the year ended December 31, 2022 are included in the Form 10-Q filed by UPTD for the period ended June 30, 2023, and Proxy Statement/Prospectus in the section titled “UPTD Management’s Discussion and Analysis of Financial Condition and Results of Operations” (beginning on page 209), respectively, which are incorporated herein by reference. Management’s discussion and analysis of the financial condition and results of operations of Estrella as of June 30, 2023 and 2022, and for the year ended June 30, 2023, the period from March 30, 2022 (inception) through June 30, 2022, and the period from July 1, 2021 through March 29, 2022 (Predecessor), is included herein as Exhibit 99.3.

Qualitative and Quantitative Disclosures about Market Risk

As a “smaller reporting company,” New Estrella is not required to provide this information.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of Common Stock following consummation of the Business Combination by:

●	each person known by New Estrella to be the beneficial owner of more than 5% of the Common Stock immediately following the consummation of the Business Combination;

●	each of the named executive officers and directors of New Estrella; and

●	all of the executive officers and directors of New Estrella as a group after the consummation of the Business Combination.

Beneficial ownership is determined in accordance with the rules and regulations of the Commission. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days. Unless otherwise indicated, New Estrella believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The beneficial ownership set forth below is based on 35,201,232 shares of New Estrella Common Stock issued and outstanding as of the Closing Date:

Name and Address of Beneficial Owner(1)	Number of Shares	%
Directors and Executive Officers(2)
Dr. Cheng Liu	297,437	*
Peter Xu	264,388	*
Dr. Marsha Roberts	—	—
Fan Wu	—	—
Janelle Wu	—	—
Pei Xu	—	—
All Directors and Executive Officers as a Group (6 Individuals)	561,825	1.6%

5% Stockholders
Eureka Therapeutics, Inc.(3)	25,277,831	71.8%

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise noted, the business address of each of the individuals and entities listed in the table above is c/o Estrella Immunopharma, Inc., 5858 Horton Street, Suite 170, Emeryville, CA 94608.

(2)	Dr. Cheng Liu is the chief executive officer and director of New Estrella. Peter Xu is the chief financial officer of New Estrella. Dr. Marsha Roberts is a director of New Estrella. Fan Wu is a director of New Estrella. Janelle Wu is a director of New Estrella. Pei Xu is a director of New Estrella.

(3)

Eureka Therapeutics, Inc. (“Eureka”) is governed by a board of directors consisting of seven members. Each member has one vote, and the approval of a majority of the board is required to approve an action of Eureka. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no director of Eureka exercises voting or dispositive control over any of the securities held by Eureka, even those in which he or she directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The business address of Eureka is 5858 Horton Street, Suite 170, Emeryville, CA 94608.

Directors and Executive Officers

The directors and executive officers of New Estrella after the consummation of the Business Combination are described in the Proxy Statement/Prospectus in the section titled “Management of the Combined Company” (beginning on page 303), which is incorporated herein by reference.

Director Independence

Information with respect to the independence of the directors of New Estrella is set forth in the Proxy Statement/Prospectus in the section titled “Management of Combined Company — Director Independence” (beginning on page 307), which is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the committees of the New Estrella Board is set forth in the Proxy Statement/Prospectus in the section titled “Management of the Combined Company — Committees of New Estrella’s Board of Directors” (beginning on page 307), which is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of New Estrella is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation” (beginning on page 276), which is incorporated herein by reference.

Employment Arrangements

Agreement with Dr. Cheng Liu and Estrella

Effective as of September 1, 2023, Estrella amended the offer letter dated July 29, 2022 between Estrella and Dr. Cheng Liu to provide that in recognition for services rendered, Dr. Liu shall be paid a one-time cash bonus of $180,000 within 90 days of September 1, 2023.

Agreement with Dr. Cheng Liu and New Estrella

On September 29, 2023, New Estrella entered into a new employment agreement with Dr. Liu, setting forth the terms of his employment as New Estrella’s Chief Executive Officer and President. Dr. Liu’s employment is for no specific period of time and will be “at will.” Additionally, the letter agreement provides that New Estrella will periodically review Dr. Liu’s stock options to determine whether any adjustment is needed. Dr. Liu will be eligible to participate in any future New Estrella employee benefit plans. The new employment agreement provides for a base salary of $250,000 per annum effective as of September 29, 2023.

In the event that Dr. Liu’s employment is subject to an involuntary termination (including a resignation for good reason as defined under the letter agreement) and a separation occurs other than in connection with a change in control, and subject to Dr. Liu’s execution and nonrevocation of a general release of claims in favor of New Estrella and resignation from all director positions, then Dr. Liu will continue to receive (A) his base salary for a period of six months following such separation and (B), to the extent unpaid as of the separation, payment of Dr. Liu’s bonus for the fiscal year immediately preceding the year in which the separation occurs, payable at the same time such bonus would be due if Dr. Liu had remained employed with the New Estrella through such payment date.

In the event that Dr. Liu’s employment is subject to an involuntary termination (including a resignation for good reason as defined under the letter agreement) sixty days prior to a change in control or within twelve months of a change in control, Dr. Liu will receive (A) twelve months of base salary, payable in a lump sum within 30 days after the separation, (b) to the extent unpaid as of the separation, payment of Dr. Liu’s for the fiscal year immediately preceding the year in which the separation occurs; (C) a lump-sum payment, payable within thirty (30) days following the separation, equal to one hundred percent (100%) of the higher of (1) Dr. Liu’s target annual bonus as in effect for the fiscal year in which the change in control occurs or (2) Dr. Liu’s actual annual bonus for the fiscal year in which the Dr. Liu’s termination of employment occurs, and (D) acceleration of one hundred percent (100%) of Dr. Liu’s outstanding unvested equity awards on the date of separation.

Agreement with Peter Xu and Estrella

Effective as of September 1, 2023, Estrella amended its employment agreement dated May 27, 2022 between Estrella and Jiandong (Peter) Xu to provide that in recognition for services rendered, Mr. Xu shall be paid a one-time cash bonus of $180,000 within 90 days of September 1, 2023.

Agreement with Peter Xu and New Estrella

On September 29, 2023, New Estrella entered into a new employment agreement with Mr. Xu, setting forth the terms of his employment as New Estrella’s Chief Financial Officer. Mr. Xu’s employment is for no specific period of time and will be “at will.” Additionally, the letter agreement provides that New Estrella will periodically review Mr. Xu’s stock options to determine whether any adjustment is needed. Mr. Xu will be eligible to participate in any future New Estrella employee benefit plans. The new employment agreement provides for a base salary of $250,000 per annum.

In the event that Mr. Xu’s employment is subject to an involuntary termination (including a resignation for good reason as defined under the letter agreement) and a separation occurs other than in connection with a change in control, and subject to Mr. Xu’s execution and nonrevocation of a general release of claims in favor of New Estrella and resignation from all director positions, then Mr. Xu will continue to receive (A) his base salary for a period of six months following such separation and (B), to the extent unpaid as of the separation, payment of Mr. Xu’s bonus for the fiscal year immediately preceding the year in which the separation occurs, payable at the same time such bonus would be due if Mr. Xu had remained employed with the New Estrella through such payment date.

In the event that Mr. Xu’s employment is subject to an involuntary termination (including a resignation for good reason as defined under the letter agreement) sixty days prior to a change in control or within twelve months of a change in control, Mr. Xu will receive (A) twelve months of base salary, payable in a lump sum within 30 days after the separation, (b) to the extent unpaid as of the separation, payment of Mr. Xu’s for the fiscal year immediately preceding the year in which the separation occurs; (C) a lump-sum payment, payable within thirty (30) days following the separation, equal to one hundred percent (100%) of the higher of (1) Mr. Xu’s target annual bonus as in effect for the fiscal year in which the change in control occurs or (2) Mr. Xu’s actual annual bonus for the fiscal year in which the Mr. Xu’s termination of employment occurs, and (D) acceleration of one hundred percent (100%) of Mr. Xu’s outstanding unvested equity awards on the date of separation.

The foregoing descriptions of the Amendments and Employment Agreements are summaries only and is qualified in their entirety by the full text of the Amendments and Employment Agreements of Dr. Cheng Liu and Mr. Peter Xu, which are filed as Exhibit 10.16, Exhibit 10.17, Exhibit 10.18 and Exhibit 10.19, respectively, hereto and incorporated herein by reference.

Agreement with Vicky Yang and Estrella

Effective as of September 1, 2023, Estrella amended its employment agreement dated May 27, 2022 between Estrella and Qian (Vicky) Yang, the Chief Operating Officer of Estrella prior to Closing, to provide that in recognition for services rendered, Ms. Yang shall be paid a one-time cash bonus of $100,000 within 90 days of September 1, 2023.

Director Compensation

A description of the compensation of the directors of New Estrella is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation — Compensation of Directors” (beginning on page 280), which is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Party Transactions” (beginning on page 284), which is incorporated herein by reference.

Reference is also made to the disclosure regarding the independence of the directors of New Estrella in the section of the Proxy Statement/Prospectus titled “Management of Combined Company — Director Independence” (beginning on page 307) and the description of the indemnification agreements under Item 1.01 of this Current Report on Form 8-K, both of which are incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement/Prospectus titled “Information about UPTD — Legal Proceedings” (beginning on page 208) and “Information about Estrella — Legal Proceedings” (beginning on page 264), which are incorporated herein by reference.

Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

Common Stock historically traded on the Nasdaq Capital Market under the symbol “UPTD.” On October 2, 2023, the Common Stock and warrants began trading on the Nasdaq Capital Market under the new trading symbols “ESLA,” and “ESLAW,” respectively.

As of the Closing Date and following the completion of the Business Combination, New Estrella had 35,201,232 shares of Common Stock issued and outstanding.

Dividends

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors of New Estrella in its discretion out of funds legally available therefor. Any payment of cash dividends in the future will be dependent upon New Estrella’s revenues and earnings, if any, capital requirements and general financial conditions. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Common Stock unless the shares of Common Stock at the time outstanding are treated equally and identically.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by New Estrella of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of the securities of New Estrella is included in the Proxy Statement/Prospectus in the section titled “Description of New Estrella’s Securities After the Business Combination” (beginning on page 287), which is incorporated herein by reference.

Indemnification of Directors and Officers

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the section titled “Indemnification Agreements” is incorporated by reference into this Item 2.01.

Additional information regarding indemnification and limitation of liability of the directors and officers of New Estrella is set forth in the Proxy Statement/Prospectus in the section titled “Comparison of Governance and Stockholders’ Rights — Limitation of Liability of Directors and Officers” and “—Indemnification of Directors, Officers, Employees and Agents” (beginning on page 299), which are incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Prior to the consummation of the Business Combination, the UPTD Units, UPTD Common Stock, and UPTD Public Warrants, were listed on Nasdaq under the symbols, “UPTDU,” “UPTD,” and “UPTDW,” respectively. On the Closing Date, all of the issued and outstanding UPTD Units separated into their component securities and the UPTD Units, UPTD Public Warrants and UPTD Common Stock ceased trading on Nasdaq under the previous ticker symbols. The Common Stock and warrants of New Estrella began trading on Nasdaq under the new ticker symbol “ESLA” and “ESLAW,” respectively, on October 2, 2023.

Item 3.02. Unregistered Sale of Equity Securities

The information set forth in the “Introductory Note — PIPE Investment,” and “Introductory Note— Equity Line Agreements.”

The shares of Common Stock issued by UPTD to the PIPE Investors pursuant to the PIPE Subscription Agreements on the Closing Date were in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders

In connection with the consummation of the Business Combination, UPTD changed its name to “Estrella Immunopharma, Inc.” and adopted the amended and restated certificate of incorporation (the “New Charter”) and amended and restated bylaws (the “New Bylaws”). Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections titled “Proposal 2: The Charter Amendment Proposal” and “Comparison of Governance and Stockholders’ Rights” (beginning on pages 179 and 291, respectively), which are incorporated herein by reference, and the disclosure set forth below in Item 5.03 of this Current Report on Form 8-K under the heading “Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year,” which is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the New Charter and Amended and the New Bylaws, which are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

In accordance with Rule 12g-3(a) under the Exchange Act, New Estrella is the successor issuer to UPTD and has succeeded to the attributes of UPTD as the registrant. In addition, the shares of Common Stock of New Estrella, as the successor to UPTD, are deemed to be registered under Section 12(b) of the Exchange Act.

Item 5.01. Changes in Control of Registrant

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal 1: The Business Combination Proposal” (beginning on page 129), which is incorporated herein by reference. The information set forth in the section titled “Introductory Note” and in the section titled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in sections titled “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Reference is made to the disclosure in the Proxy Statement/Prospectus titled “Management of the Combined Company” (beginning on page 303) for biographical information about each of the directors and officers, which is incorporated herein by reference, except that a new employment agreement with the Chief Operating Officer of Estrella prior to the closing of the merger, Qian (Vicky) Yang, and New Estrella was not entered into on the date of Closing. New Estrella did not have a Chief Operating Officer or any other executive officer other than Dr. Cheng Liu and Jiandong (Peter) Xu as of the Closing.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement — Indemnification Agreement” and “— Estrella Immunopharma, Inc. 2023 Omnibus Incentive Plan” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

At the Special Meeting, UPTD stockholders considered and approved the Proposal 2: The Charter Amendment Proposal (the “Charter Proposal”), which is described in the Proxy Statement/Prospectus (beginning on page 179). The New Charter, which became effective upon filing with the Secretary of State of the State of Delaware on September 29, 2023, includes the amendments proposed by the Charter Proposal and approved at the Special Meeting.

On September 29, 2023, the board of directors of New Estrella approved and adopted the New Bylaws, which became effective as of the Effective Time.

Description of various provisions of the New Charter and Amended and the New Bylaws and their general effect on the rights of stockholders of New Estrella are included in the Proxy Statement/Prospectus under the section titled “Comparison of Governance and Stockholders’ Rights” (beginning on page 291), which is incorporated herein by reference.

Copies of the New Charter and the New Bylaws are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the Closing, the board of directors of New Estrella approved and adopted a new Code of Ethics applicable to directors, officers and employees. The foregoing description of the code of ethics does not purport to be complete and is qualified in its entirety by the full text of the code ethics, which is filed as Exhibit 14.1 hereto and incorporated herein by reference.

Item 5.06. Change in Shell Company Status

Upon the Closing, New Estrella ceased to be a shell company. The material terms of the Business Combination are described in the section titled “Proposal 1 – The Business Combination Proposal” (beginning on page 129), which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The financial statements of Estrella as of as of June 30, 2022 and June 30, 2021 (Predecessor) and for the period from March 30, 2022 (inception) through June 30, 2022, for the period from July 1, 2021 through March 29, 2022 (Predecessor), and for the year ended June 30, 2021 (Predecessor) are included in the Proxy Statement/Prospectus (beginning on page F-65) and in the Quarterly Report on Form 10-Q for the period ended June 30, 2023 are incorporated herein by reference.

The unaudited condensed financial statements of Estrella as of as of March 31, 2023 and June 30, 2022 and for the three and nine months ended March 31, 2023, for the period from March 30, 2022 (inception) through March 31, 2022, and for the period from July 1, 2021 through March 29, 2022 (Predecessor) are included in the Proxy Statement/Prospectus (beginning on page F-44) are incorporated herein by reference.

(b) Pro Forma financial information.

The unaudited pro forma condensed combined financial information of New Estrella as of June 30, 2023 and the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2023, is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

(c) Exhibits

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date
2.1*	Agreement and Plan of Merger, dated as of September 30, 2022, by and among the Registrant, TradeUP Merger Sub Inc., and Estrella Biopharma, Inc.	8-K	001-40608	2.1	October 3, 2022
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws
4.1	Specimen of Common Stock Certificate	S-4/A	333-267918	4.2	July 10, 2023
4.2	Specimen of Warrant Certificate	S-4/A	333-267918	4.3	July 10, 2023
4.3	Warrant Agreement, dated July 14, 2021, between TradeUP Acquisition Corp. and VStock Transfer, LLC, as warrant agent	S-4/A	333-267918	4.4	July 10, 2023
10.1	Subscription Agreement dated September 14, 2023 by and among TradeUP Acquisition Corp. and Plentiful Limited	8-K	001-40608	10.1	September 20, 2023
10.2	Subscription Agreement dated September 14, 2023 by and among TradeUP Acquisition Corp. and Lianhe World Limited	8-K	001-40608	10.2	September 20, 2023
10.3	Common Stock Purchase Agreement by and between TradeUP Acquisition Corp. and White Lion Capital LLC	8-K	001-40608	10.1	April 24, 2023
10.4	Joinder to the Estrella Series A Purchase Agreement by and between Estrella Biopharma, Inc. and Lianhe World Limited
10.5	Joinder to the Estrella Series A Purchase Agreement by and between Estrella Biopharma, Inc. and CoFame Investments, LLC
10.6	Joinder to the Estrella Series A Purchase Agreement by and between Estrella Biopharma, Inc. and US Tiger Securities, Inc.
10.7	Joinder to the Estrella Series A Purchase Agreement by and between Estrella Biopharma, Inc. and Smart Crest International Limited
10.8	Joinder to the Estrella Series A Purchase Agreement by and between Estrella Biopharma, Inc. and Yangbing Xiao
10.9	Joinder to the Estrella Series A Purchase Agreement by and between Estrella Biopharma, Inc. and Yuandong Wang
10.10	Stock Transfer Agreement by and among Cheng Liu, Jiandong (Peter) Xu and Qian (Vicky) Yang, Yuandong Wang and Estrella Biopharma, Inc.
10.11	Stock Transfer Agreement by and among Cheng Liu, Jiandong (Peter) Xu and Qian (Vicky) Yang, Yangbing Xiao and Estrella Biopharma, Inc.
10.12	Stock Transfer Agreement by and among Cheng Liu, Jiandong (Peter) Xu and Qian (Vicky) Yang, Smart Crest International Limited and Estrella Biopharma, Inc.
10.13	Form of Indemnification Agreement
10.14	Estrella Immunopharma, Inc. 2023 Omnibus Incentive Plan
10.15	Unsecured Promissory Note by and between Hongbin Zhang and Estrella Biopharma Inc.
10.16**	Amendment to Offer Letter by and between Dr. Cheng Liu and Estrella Biopharma, Inc.
10.17**	Amendment to Employment Agreement by and between Peter Xu and Estrella Biopharma, Inc.
10.18**	Amendment to Employment Agreement by and between Vicky Yang and Estrella Biopharma, Inc.
10.19**	Employment agreement by and between Dr. Cheng Liu and Estrella Immunopharma, Inc.
10.20**	Employment Agreement by and between Peter Xu and Estrella Immunopharma, Inc.
14.1	Code of Business Ethics and Conduct of Estrella Immunopharma, Inc.
21.1	List of Subsidiaries
99.1	Unaudited pro forma condensed combined financial information of New Estrella as of and for the six months ended June 30, 2023 and for the year ended December 31, 2022
99.2	Audited financial statements of Estrella as of June 30, 2023 and 2022, and for the year ended June 30, 2023, the period from March 30, 2022 (inception) through June 30, 2022, and the period from July 1, 2021 through March 29, 2022 (predecessor)
99.3	Estrella’s Management’s Discussion and Analysis of Financial Condition and Results of Operations
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.
**	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Estrella Immunopharma, Inc.

	By:	/s/ Cheng Liu
	Name:	Dr. Cheng Liu
	Title:	Chief Executive Officer

Date: October 5, 2023